EXHIBIT 99.1


NEWS RELEASE
FOR IMMEDIATE RELEASE



              PRG-SCHULTZ ANNOUNCES APPOINTMENT OF JAMES B. MCCURRY
                    AS PRESIDENT AND CHIEF EXECUTIVE OFFICER;
                        DAVID A. COLE APPOINTED CHAIRMAN;
            COMPANY DISCLOSES PRELIMINARY SECOND QUARTER 2005 RESULTS

                  ATLANTA -- (BUSINESS WIRE) -- JULY 20, 2005

       SCHEDULES SECOND QUARTER 2005 EARNINGS RELEASE AND CONFERENCE CALL
                                FOR JULY 28, 2005

ATLANTA, GA, JULY 20, 2005 - PRG-Schultz International, Inc. (Nasdaq: PRGX), the world's largest recovery audit firm, announced today that its Board of Directors has unanimously elected James B. McCurry to succeed John M. Cook as President and Chief Executive Officer of the Company. Mr. McCurry, 56, most recently served as Senior Vice President of FedEx Kinko's. The Company also announced that David A. Cole, 62, who has served as a director of PRG-Schultz since February 2003, was unanimously elected by the Board to serve as Chairman of the Board. Both Mr. McCurry and Mr. Cole will assume their new roles with PRG-Schultz effective July 25, 2005.

On behalf of the PRG-Schultz Board of Directors, David Cole said, "The Board is delighted to announce Jim McCurry as PRG-Schultz's new President and CEO. Jim is widely recognized as an outstanding business leader and a successful entrepreneur with extensive operating experience in building and improving businesses. Jim is the right leader for PRG-Schultz at an important time in the Company's history. He will be instrumental in refining and pursuing our strategic plan."

John Cook said, "Jim brings a wealth of industry and financial experience, and exceptional business insight to PRG-Schultz. While it is hard for me to leave a company for which I have such deep affection, I know that I leave it in good hands. I have full confidence in Jim's ability to lead PRG-Schultz into the future."

"I am honored by the opportunity to lead PRG-Schultz and to serve its top-tier clients, both domestically and internationally," said James McCurry. "PRG-Schultz's key strength is its worldwide team of talented and dedicated employees. I look forward to meeting our associates over the coming months and working together with them to achieve our goals for the success of the Company and our shareholders."

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Mr.  Cole added,  "On behalf of the Board,  I want to thank John Cook once again for his strong leadership and countless contributions to PRG-Schultz. We particularly appreciate John's efforts during this transition period. We wish John the very best in his retirement."

Mr. McCurry brings more than 25 years of retail experience to PRG-Schultz. He co-founded specialty retailer Babbage's, Inc. and led the company as its Chairman as it grew rapidly from a single store start-up to a publicly-held retailer with over 300 stores throughout North America. Mr. McCurry is also a former partner with Bain & Company, an international management consulting firm, where he served as a senior consultant helping to develop successful competitive strategies for companies in a variety of industries including retail, consumer products, restaurants and food service. Mr. McCurry was recruited into Kinko's in 2003 to serve as CEO of ImageX, which had been acquired by Kinko's, and to integrate the three businesses of which ImageX was comprised into Kinko's. He also led multi-functional project teams integrating Kinko's with FedEx after its acquisition in 2004.

Mr. McCurry is a member of the board of directors and Chairman of the Audit Committee of Interstate Hotels and Resorts (NYSE: IHR). He earned an M.B.A. with High Distinction from Harvard Business School, where he was a Baker Scholar, and he received a B.A. with High Honors from the University of Florida, where he was a member of Phi Beta Kappa.

Mr. Cole has more than 25 years of experience working with key retailers around the world. Mr. Cole is Chairman Emeritus of Kurt Salmon Associates (KSA), a global management consulting firm serving the retail, consumer products and healthcare industries, and he served as Chairman of the board of directors of KSA from 1988 to 2000. Mr. Cole retired from KSA in 2004. He currently serves as a member of the board of directors and Chairman of the Compensation Committee of AMB Property Corporation (NYSE: AMB).

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The Company noted that Mr. McCurry was granted inducement stock options covering
2 million shares of PRG-Schultz common stock. These options will be issued in reliance on Nasdaq Marketplace Rule 4350(i)(1)(A)(iv). The options will have a seven year term and an exercise price equal to the closing price of the Company's common stock on the first business day following the release by the Company of its financial results for the second quarter of 2005, which is currently scheduled for July 28, 2005. 500,000 of Mr. McCurry's options will vest on the anniversary of the grant date, and the balance will vest in one third increments as follows: 500,000 will vest at any time after the anniversary of the grant date that the Company's stock closes at $4.50 or higher on the Nasdaq national market for 45 consecutive trading days, 500,000 will vest at any time after the second anniversary of the grant date that the Company's stock closes at $6.50 or higher on the Nasdaq national market for 45 consecutive trading days, and 500,000 will vest at any time after the third anniversary of the grant date that the Company's stock closes at $8.00 or higher on the Nasdaq national market for 45 consecutive trading days. In addition, portions of the options will vest upon the occurrence of certain events, such as a termination by the Company without cause or by Mr. McCurry for good reason, upon certain changes of control of the Company or upon the Company's ceasing to be a publicly traded company.

RETIREMENT OF VICE CHAIRMAN JACK TOMA

Separately, the Company today announced that John M. "Jack" Toma, Vice Chairman, will retire as of July 31, 2005. The Company expects the Vice Chairman position to remain open.

John Cook stated, "I want to thank Jack Toma for his 16 years of guidance to PRG-Schultz. Jack was co-founder of the Company with me and his contributions to the success of PRG-Schultz are beyond measure. Jack has been an invaluable partner and I wish him every future success in his retirement."

OUTLOOK UPDATE

The Company announced that total revenues for the second quarter of 2005 are expected to be between $80 million and $81 million due in large part to client specific issues concentrated in Europe that resulted in a slower than anticipated conversion of claims to revenue and a shortfall in commercial revenue in Europe. Diluted loss per share from continuing operations is expected to be between ($0.07) and ($0.09) for the quarter. Included in the results are charges of $2.1 million associated with the Company's obligation for retirement benefits for Mr. Cook and Mr. Toma pursuant to their employment agreements.

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The Company  noted that given its  previously  disclosed  ongoing  review of its financial forecast for the balance of 2005 and 2006, and in light of the management changes announced today, PRG-Schultz will not be providing forward guidance at this time and is withdrawing its previously issued guidance with respect to 2005.

SECOND QUARTER 2005 EARNINGS RELEASE AND CONFERENCE CALL

The Company indicated that it will release its financial results for the second quarter 2005 on Thursday, July 28, 2005, before the market opens. The Company will hold a conference call at 10:00 a.m. Eastern Daylight Time the same day.

To access the conference call, listeners in the U.S. and Canada should dial +1 888-396-0289 at least 5-10 minutes prior to the start of the conference. Listeners outside the U.S. or Canada should dial 773-799-3995. To be admitted to the call, verbally supply the passcode "PRGX." This information is required to join the call. A playback of the call will be available one hour after the conclusion of the live call, extending until midnight on August 11, 2005. To directly access the replay, dial +1 866-507-6388 (U.S./Canadian participants) or 203-369-1894 (international participants).

This teleconference will also be audiocast on the Internet at www.prgx.com (go to the Investor Relations home page). Please note that the audiocast is "listen-only." Microsoft Windows Media Player is required to access the audiocast and can be downloaded from www.microsoft.com/windows/mediaplayer.

A copy of this press release is also available at www.prgx.com under the heading "Investor Relations - News."

ABOUT PRG-SCHULTZ INTERNATIONAL, INC.

Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG) is the world's leading profit improvement firm. PRG employs approximately 2,800 employees, providing clients in over 40 countries with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG industry specialists review client purchases and payment information to identify and recover overpayments.

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FORWARD LOOKING STATEMENTS

Statements made in this news release that look forward in time, including statements regarding Mr. McCurry's future leadership of the Company and statements regarding preliminary anticipated performance for the second quarter of 2005, involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include the following: (i) the risks inherent in any CEO succession, including the time required to fully integrate Mr. McCurry into the Company's operations, (ii) the impact of internal controls assessment and other provisions of the Sarbanes Oxley Act of 2002 that have caused clients to increase their scrutiny of their accounting records and have potentially reduced the amount of lost profits available for recovery by the Company, (iii) proposed legislative and regulatory initiatives with respect to European value added taxation could reduce material portions of the revenues of Meridian VAT Reclaim,
(iv) our Accounts Payable Services business may not grow as expected, and we may not be able to increase the number of clients, particularly commercial clients, utilizing contract compliance audits, and growth in smaller commercial clients may not occur as previously anticipated, (v) revenue from freight rate and pharmacy initiatives and other U.S. initiatives may not be realized as quickly as previously anticipated, (vi) our international expansion may take longer to accomplish or may be more expensive than anticipated, and it may take longer to convert existing client contracts into revenue, (vii) future weakness in the currencies of countries in which we transact business could adversely affect the profitability of our international operations, (viii) our new services providing management of credit card signature receipts and providing audits of Medicare payments will require significant expenditures and may not provide expected revenues in the time frame originally expected , if at all, and even if successful, the Medicare pilot program may not be renewed, and other risk factors discussed in our Securities and Exchange Commission filings, including the Company's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission on March 16, 2005 and May 10, 2005. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Contact:
PRG-Schultz International, Inc., Atlanta
James E. Moylan, Jr.
(770) 779-6605

SOURCE:  PRG-Schultz International, Inc.